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Exhibit 99.1

OMEGA HEALTHCARE ANNOUNCES
NEW CREDIT FACILITY COMMITMENTS

        TIMONIUM, Md.—March 8, 2004—Omega Healthcare Investors, Inc. (NYSE:OHI) announced that it has entered into firm commitments with Bank of America, N.A., Deutsche Bank AG and UBS Loan Finance, LLC to obtain a new $125 million revolving senior secured credit facility. The proposed $125 million credit facility may be used for acquisitions and general corporate purposes. Banc of America Securities LLC will serve as the Sole Lead Arranger / Sole Bookrunner and Bank of America, N.A. will serve as the Administrative Agent for the facility. The consummation of the new senior credit facility is conditioned, among other things, upon the completion of Omega's private offering of $200 million of unsecured notes.

        Omega previously announced its intention to offer approximately $200 million in principal amount of unsecured notes in a private placement contemplating resales in accordance with Rule 144A under the Securities Act of 1933, as amended (the "Securities Act"). Omega anticipates using the proceeds of the notes offering to repay borrowings under Omega's existing senior secured credit facility maturing in 2007 with the remainder used for working capital and general corporate purposes, which may include the redemption of shares of Omega's 9.25% Series A preferred stock.

        The proposed refinancing and notes offering, if completed, would replace Omega's existing $225 million senior secured credit facility and $50 million acquisition credit facility, which would be terminated. Upon the completion of these transactions, Omega expects to record expenses of approximately $12.4 million, of which $6.4 million would consist of non-cash charges relating to deferred financing costs previously paid in connection with the establishment of the existing credit facilities that must be written off upon termination of the facilities.

        Omega cannot provide assurance that the refinancing of its existing credit facilities or the proposed note offering will be completed. The notes have not been registered under the Securities Act. Accordingly, the notes may not be offered or sold in the United States or to U.S. persons absent registration or an applicable exemption from registration under the Securities Act. This communication shall not constitute an offer to sell or the solicitation of an offer to buy any securities.

        Omega Healthcare is a Real Estate Investment Trust investing in and providing financing to the long-term care industry. At December 31, 2003, Omega Healthcare owned or held mortgages on 211 skilled nursing and assisted living facilities with approximately 21,500 beds located in 28 states and operated by 39 third-party healthcare operating companies.

        This announcement includes forward-looking statements. All forward-looking statements included herein are based on information available to the Company on the date hereof. Actual results may differ materially from those reflected in such forward-looking statements as a result of a variety of factors, including, among other things: (i) conditions in the capital markets that may affect the availability and cost of capital, and to complete the transactions described; (ii) uncertainties relating to the business operations of the operators of the Company's properties, including those relating to reimbursement by third-party payors, regulatory matters and occupancy levels; (iii) regulatory and other changes in the healthcare sector, including without limitation, changes in Medicare reimbursement; (iv) changes in the financial position of the Company's operators; and (v) other factors identified in Omega's Annual Report on Form 10-K and other filings with the Securities and Exchange Commission. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Such statements only speak as of the date hereof and the Company assumes no obligation to update such forward-looking statements.

CONTACT:	Omega Healthcare Investors, Inc. Bob Stephenson, 410-427-1700
SOURCE:	Omega Healthcare Investors, Inc.

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OMEGA HEALTHCARE ANNOUNCES NEW CREDIT FACILITY COMMITMENTS